Exhibit 32.1

Certifications Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the Annual Report of American Restaurant Concepts, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 29, 2013, as filed with the Securities and Exchange Commission (the “report”), I, Richard Akam, Chief Executive Officer of the Company, and I, Daniel Slone, Chief Financial Officer of the Company, do hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2014	/s/ Richard Akam
Richard Akam
Chief Executive Officer

Dated: March 31, 2014	/s/ Daniel Slone
Daniel Slone
Chief Financial Officer